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                                                                    Exhibit 11.1

               WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
                           NET LOSS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                QUARTER             QUARTER
                                                 ENDED               ENDED
                                             AUGUST 1, 1998      AUGUST 2, 1997
                                             --------------      --------------


Net Loss                                           $(11,878)           $(12,581)
                                             ==============      ==============

Weighted average common shares outstanding           10,240               8,928

Effect of options granted (1)                            --                  --
Effect of warrant (1)                                    --                  --
                                             --------------      --------------

Weighted average common shares outstanding--
assuming dilution                                    10,240               8,928
                                             ==============      ==============

Basic net loss per common share                    $  (1.16)           $  (1.41)
                                             ==============      ==============

Diluted net loss per common share (1)              $  (1.16)           $  (1.41)
                                             ==============      ==============




                                               SIX MONTHS          SIX MONTHS
                                                 ENDED               ENDED
                                             AUGUST 1, 1998      AUGUST 2, 1997
                                             --------------      --------------

Net Loss                                           $(16,415)           $(19,844)
                                             ==============      ==============

Weighted average common shares outstanding            9,886               8,289

Effect of options granted (1)                            --                  --
Effect of warrant (1)                                    --                  --
                                             --------------      --------------


Weighted average common shares outstanding--
assuming dilution                                     9,886               8,289
                                             ==============      ==============

Basic net loss per common share                    $  (1.66)           $  (2.39)
                                             ==============      ==============

Diluted net loss per common share (1)              $  (1.66)           $  (2.39)
                                             ==============      ==============


Note 1: Under Statement of Financial Accounting Standard No. 128 "Earnings per Share," common stock equivalents are excluded when computing diluted net income or loss per common share if the effect is anti-dilutive.